Exhibit 99.1

Greenwave Appoints Henry Sicignano III and Jason Adelman to Board of Directors

Former CEO of 22nd Century Group and current President of Charlie’s Holdings, Henry

Sicignano III is a seasoned public company executive with substantial expertise in competitive strategy and regulatory affairs.

Jason Adelman has significant experience in corporate governance, mergers and acquisition advisory and emerging growth company investing.

(Chesapeake, VA) August 10, 2023 – Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) (NASDAQ: GWAV), a leading operator of metal recycling facilities in Virginia, North Carolina and Cleveland, OH, is pleased to announce that it has appointed Henry Sicignano III and Jason Adelman to its Board of Directors.

Mr. Sicignano currently serves as the President of Charlie’s Holdings, Inc., a publicly traded consumer products company with sales in more than 90 countries. Prior to this role, he served as Chief Executive Officer, President, and Director of 22nd Century Group, Inc., a publicly listed plant biotechnology company. Additionally, Mr. Sicignano served as General Manager at NOCO Energy Corp, as well as Vice President at Kittinger Furniture Company, Inc. He currently serves on the board of directors of Kartoon Studios and served on the board of directors of Anandia Laboratories, Inc. until it was acquired in 2018. Mr. Sicignano holds a B.A. degree from Harvard College and an M.B.A. degree from Harvard University.

“Over the past 20 years, Greenwave’s Chairman, Danny Meeks, has assembled some of the most robust infrastructure on the east coast to scale this business from a single scrap yard in Greenville to more than a dozen industry-leading metal recycling facilities,” explained new Greenwave director, Henry Sicignano III. “What’s more, with a seasoned and experienced management team – 100% committed to profitable growth – Greenwave strikes me as the single most compelling investment opportunity in the $41.4 billion scrap metal industry[1].”

Jason Adelman brings extensive experience in advising and investing in emerging growth companies in the technology, media, medical device and biotech sectors. Mr. Adelman was the lead banker in Computer Motion’s merger with Intuitive Surgical (Nasdaq: ISRG) and was a member of the board of directors of Pharmacyclics prior to its acquisition by Abbvie for over $20 billion. Currently, Mr. Adelman serves as a member of the board of directors of Trio-Tech International, a global semiconductor services company (NYSE American: TRT), and Oblong, Inc., a leader in next generation collaboration technologies (Nasdaq: OBLG). Prior to founding Burnham Hill Capital Group, LLC in 2003, Mr. Adelman served as Managing Director of Investment Banking at H.C. Wainwright and Co., Inc. Mr. Adelman holds a B.A degree in Economics from the University of Pennsylvania and a J.D. degree from Cornell Law School.

[1] https://www.ibisworld.com/united-states/market-research-reports/scrap-metal-recycling-industry/

About Greenwave

Greenwave Technology Solutions, Inc., through its wholly owned subsidiary Empire Services, Inc. (“Empire”), is a leading operator of metal recycling facilities in Virginia and North Carolina. At these facilities, Empire collects, classifies, and processes raw scrap metal (ferrous and nonferrous) for recycling. Steel is one of the world’s most recycled products with the ability to be re-melted and re-cast numerous times while offering significant economic and environmental benefits when compared with virgin materials. For more information, please visit https://www.greenwavetechnologysolutions.com/.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its revenue growth, opening of additional locations, margin expansion and cashflow projections. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in our filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.